Exhibit (m)(vi) under Form N-1-A
                                               Exhibit 1 under Item 601/Reg. S-K

                                    EXHIBIT D
                                     to the

                                      Plan

                                  REGIONS FUNDS

                         REGIONS AGGRESSIVE GROWTH FUND

     This Plan is adopted by Regions Funds with respect to the portfolios of the Trust set forth above.

     In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .30 of 1% of the average aggregate net asset value of the Regions Aggressive Growth Fund held during the month.

        Witness the due execution hereof this 1st day of December, 1998.

                                      REGIONS FUNDS

                                      By  /S/ CHARLES L. DAVIS, JR.
                                      Name:  Charles L. Davis, Jr.
                                      Title:  Vice President